EXHIBIT 99.1


[ACACIA RESEARCH CORPORATION LOGO]
                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                   Fax (949) 480-8301
October 22, 2003


                             ACACIA RESEARCH REPORTS
                              THIRD QUARTER RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - October 22, 2003 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended September 30, 2003. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

         "The Acacia Technologies group entered into 16 new licensing agreements for its Digital Media Transmission technology and recognized $186,000 of licensing revenues during the quarter, which did not include third quarter license fees due from a number of licensees, which will be recognized as revenues when received in the fourth quarter. We entered into 12 additional licensing agreements in the three weeks since the end of the third quarter and estimate annualized revenues to be between approximately $1.1 million and $1.5 million from licensing agreements executed to date, based on information provided by our licensees," commented Chairman and CEO, Paul Ryan.

         "The CombiMatrix group progressed in its strategic alliances with Roche and Toppan in the development of its microarray products and expanded its drug discovery, diagnostics and nanomaterials initiatives with new alliances and collaborations. During the third quarter the CombiMatrix group recognized revenues of $181,000 and also received $3,141,000 in payments from Roche, which were recorded as deferred revenues, bringing total cash payments received from Roche since the inception of our strategic alliance to $26,444,000," stated CombiMatrix CEO and President, Dr. Amit Kumar.


ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the third quarter of 2003 were $367,000 versus $179,000 in the comparable 2002 period. Third quarter 2003 revenues were primarily comprised of Digital Media Transmission ("DMT") license fees recognized by the Acacia Technologies group and revenue recognized by the CombiMatrix group related to the sale of a DNA microarray synthesizer to the Nihon Gene Research Laboratory ("NGRL") and service and maintenance contract revenue recognized related to a DNA microarray synthesizer system sold to Keio University School of Medicine.

         The third quarter 2003 consolidated net loss was $5,832,000 versus $20,622,000 in the comparable 2002 period. The third quarter 2003 consolidated loss from operations before minority interests was $5,832,000 versus $34,502,000 in the comparable 2002 period. The third quarter 2002 consolidated net loss included legal settlement charges totaling $18,471,000, primarily comprised of a non-cash charge for the fair value of CombiMatrix Corporation common shares issued pursuant to the terms of the related settlement agreement. The third quarter 2002 consolidated net loss also included a non-cash impairment charge totaling $2,748,000 related to a decline in fair value of a cost-method investment.

         Included in the third quarter 2003 consolidated net loss are non-cash charges totaling $1,417,000, comprised of non-cash stock compensation amortization charges of $664,000, non-cash patent amortization charges of $399,000 and depreciation charges totaling $354,000. Non-cash stock compensation amortization charges, non-cash patent amortization charges and depreciation charges totaled $2,016,000, $550,000 and $429,000, respectively, in the comparable 2002 period.

         Consolidated research and development expenses, comprised of costs incurred by the CombiMatrix group, decreased to $1,726,000 from $6,449,000 in the comparable 2002 period, primarily due to the CombiMatrix group's completion of several research and development projects in the third and fourth quarters of 2002 pursuant to its agreements with Roche Diagnostics, GmbH ("Roche"), resulting in a reduction of related research and development expenses during 2003, as compared to 2002.

         Consolidated marketing, general and administrative expenses decreased to $3,675,000 from $4,727,000 in the comparable 2002 period, primarily due to a reduction in professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002, a reduction in corporate legal expenses, and a reduction in overhead due to reduced general and administrative personnel compared to the prior year quarter. The decrease was partially offset by an increase in costs related to Acacia Technologies group's ongoing DMT patent commercialization and enforcement efforts, including increased legal and engineering costs related to new patent claims and the identification of additional potential licensees of our DMT technology.

         Minority interests in the net losses of subsidiaries decreased to zero from $14,080,000 in the comparable 2002 period, due to Acacia Research Corporation's acquisition of the remaining ownership interests in CombiMatrix Corporation in December 2002 and in Advanced Material Sciences and CombiMatrix KK in July 2003.

FINANCIAL CONDITION

         Total consolidated assets were $94,094,000 as of September 30, 2003 compared to $97,071,000 as of December 31, 2002. Cash and cash equivalents and short-term investments on a consolidated basis totaled $53,559,000 as of September 30, 2003 compared to $54,688,000 as of December 31, 2002.

         During the third quarter of 2003, CombiMatrix Corporation received total cash payments of $3,151,000, consisting primarily of $2,500,000 related to the completion of certain milestones and $641,000 related to the delivery of prototype products and services pursuant to its agreements with Roche, which have been recorded as deferred revenues. Total cash payments received from Roche since the inception of our relationship in July 2001 total $26,444,000. Total consolidated deferred revenues at September 30, 2003 were $20,782,000, comprised of $19,222,000 for the CombiMatrix group and $1,560,000 for the Acacia Technologies group.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT license fee revenues for the third quarter of 2003 were $186,000 versus $43,000 in the comparable 2002 period. Since November 2002, the Acacia Technologies group has entered into 53 license agreements for its DMT technology. Sixteen (16) of these license agreements were executed in the third quarter of 2003. Subsequent to September 30, 2003, the Acacia Technologies group entered into an additional 12 license agreements. All of the Acacia Technologies group's DMT license agreements provide for recurring license fee payments to be made by the respective licensees over the term of the licenses.

         The third quarter 2003 division net loss was $1,296,000 versus $5,275,000 in the comparable 2002 period. Included in the third quarter 2003 division net loss are non-cash patent amortization charges totaling $125,000 and depreciation charges totaling $28,000. Non-cash amortization of patents and depreciation charges totaled $465,000 and $55,000, respectively, in the comparable 2002 period. The third quarter 2002 division net loss also included a non-cash impairment charge totaling $2,748,000 related to a decline in fair value of a cost-method investment.

         Marketing, general and administrative expenses decreased to $1,553,000 from $2,113,000 in the comparable 2002 period, primarily due to a reduction in professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002, a reduction in corporate legal expenses, and a reduction in overhead due to reduced general and administrative personnel compared to the prior year quarter. The decrease was partially offset by an increase in costs related to Acacia Technologies group's ongoing DMT patent commercialization and enforcement efforts, including increased legal and engineering costs related to new patent claims and the identification of additional potential licensees of our DMT technology.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $41,532,000 as of September 30, 2003 compared to $47,212,000 as of December 31, 2002. Cash and cash equivalents and short-term investments totaled $34,525,000 as of September 30, 2003 compared to $39,792,000 as of December 31, 2002.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the third quarter of 2003 were $181,000 versus $136,000 in the comparable 2002 period. Third quarter 2003 revenues primarily related to the sale of a DNA microarray synthesizer to NGRL and service and maintenance contract revenue recognized related to a DNA microarray synthesizer system sold to Keio University School of Medicine.

         The third quarter 2003 division net loss was $4,536,000 versus $15,347,000 in the comparable 2002 period. Included in the third quarter 2003 division net loss are non-cash charges totaling $1,264,000, comprised of non-cash stock compensation amortization charges of $664,000, non-cash amortization of patents totaling $274,000 and depreciation charges totaling $326,000. Non-cash stock compensation amortization charges, non-cash amortization of patents and depreciation charges totaled $2,016,000, $85,000 and $374,000 respectively, in the comparable 2002 period. The third quarter 2002 net loss included legal settlement charges totaling $18,471,000 related to CombiMatrix Corporation's settlement with Nanogen, Inc. in September 2002.

         Research and development costs incurred by the CombiMatrix group decreased to $1,726,000 from $6,449,000 in the comparable 2002 period, primarily due to the CombiMatrix group's completion of several research and development projects in the third and fourth quarters of 2002 pursuant to its agreements with Roche, resulting in a reduction of related research and development expenses during 2003, as compared to 2002.

         Marketing, general and administrative expenses decreased to $2,122,000 from $2,614,000 in the comparable 2002 period, primarily due to a decrease in marketing costs, personnel costs and corporate legal expenses and a reduction in professional fees related to Acacia Research Corporation's recapitalization and merger transactions completed in December 2002.

         Minority interests in the net losses of subsidiaries decreased to zero from $14,057,000 in the comparable 2002 period, due to Acacia Research Corporation's acquisition of the remaining ownership interests in CombiMatrix Corporation in December 2002 and in Advanced Material Sciences and CombiMatrix KK in July 2003.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $52,721,000 as of September 30, 2003 compared to $49,973,000 as of December 31, 2002. Cash and cash equivalents and short-term investments totaled $19,034,000 as of September 30, 2003 compared to $14,896,000 as of December 31, 2002.

         During the third quarter of 2003, CombiMatrix Corporation received total cash payments of $3,151,000, consisting primarily of $2,500,000 related to the completion of certain milestones and $641,000 related to the delivery of prototype products and services pursuant to its agreements with Roche, which have been recorded as deferred revenues. Total cash payments received from Roche since the inception of our relationship in July 2001 total $26,444,000. Total deferred revenues at September 30, 2003 were $19,222,000 for the CombiMatrix group.


BUSINESS HIGHLIGHTS
-------------------

         Business highlights of the third quarter include:

         ACACIA TECHNOLOGIES GROUP:

         o Since November 2002, the Acacia Technologies group has entered into 53 license agreements for its DMT technology. Sixteen
                  (16) of these license agreements were executed in the third quarter of 2003. Subsequent to September 30, 2003, the Acacia Technologies group entered into an additional 12 license agreements. Licensees include LodgeNet Entertainment Corporation, the industry-leader for hotel video-on-demand, Grupo Pegaso, a partner with Spain's Telefonica in Mexico's second largest mobile telephony company, Virgin Radio, a leading digital broadcast company, CinemaNow, Inc., a leading Internet movie company and Internet Streaming Companies including Interactive Gallery, Inc., a wholly owned subsidiary of New Frontier Media, Inc., L.F.P., Inc. (owner of the Hustler websites), Vivid Entertainment, LLC., and SBO Pictures, Inc. d/b/a Wicked Pictures. All of the Acacia Technologies group's DMT license agreements provide for recurring license fee payments to be made by the respective licensees over the term of the licenses.

         o In September 2003, the Acacia Technologies group caused 42 websites owned by Go Entertainment, Inc. to be closed down. The websites were continuing to utilize Acacia Technologies group's DMT technology in violation of a court order. The U.S. District Court for the Central District of California issued an injunction prohibiting Go Entertainment from continuing to use Acacia Technologies group's DMT technology without a license. The Acacia Technologies group successfully enforced the injunction against Go Entertainment's web hosting company. On September 22, 2003, the Acacia Technologies group entered into a license agreement for its DMT technology with Go Entertainment, Inc.


         COMBIMATRIX GROUP:

         o In August 2003, CombiMatrix launched siRNA Solutions(TM) which partners its RNAi synthesis platform and custom microarray technology with sophisticated bioinformatics to provide collaborators and customers with a fully integrated program for drug discovery. The CombiMatrix Corporation program is the first to provide a fully integrated service based on a single research platform for discovery and allows researchers to design, synthesize, validate and reiterate gene silencing experiments in days rather than months for any gene in any organism. RNAi technologies are predicted to speed discovery of drug development and significantly reduce costs for biotech and pharmaceutical companies.

         o In August 2003, Dr. David L. Danley, Colonel (ret.) U.S. Army, joined CombiMatrix Corporation as its Director, Homeland Security and Defense Programs. Dr. Danley's responsibilities will include all of CombiMatrix's defense related activities, including the joint development of its proprietary products for the detection of biological and chemical warfare agents.

         o In September 2003, CombiMatrix initiated collaborations with Drs. Daniel Sabath and Stephen Schmechel of the University of Washington to develop a microarray-based test for the diagnosis of lymphoma. University of Washington researchers are developing sophisticated nucleic acid-based tests for diagnosis of lymphoma using CombiMatrix Corporation's customizable microarrays. In addition, CombiMatrix Corporation has established a research and collaboration agreement with Rational Diagnostics of Seattle, Washington for further development and commercialization of lymphoma diagnostic products.

         o In September 2003, it was announced that CombiMatrix Corporation and the Computational Biology Research Center ("CBRC"), a division of the Japanese National Institute of Advanced Industrial Science and Technology, developed a novel method for the preparation and measurement of DNA methylation in tissue biopsies. The technique uses CombiMatrix Corporation's customizable microarrays for the detection of methylation at any CpG dinucleotide position in DNA. In the third quarter of 2003 the parties together entered into their first license agreement with a third party in Japan with respect to the use of this jointly developed technology.

         A conference call is scheduled for today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). Paul R. Ryan, Chairman and CEO of Acacia Research Corporation, Robert "Chip" Harris, President, and Amit Kumar, Ph.D., CEO and President of CombiMatrix Corporation will host the call.

         To listen to the presentation by phone, dial (800) 915-4836 for domestic callers and (973) 317-5319 for international callers. A replay of the audio presentation will be available for 30 days at (800) 428-6051 for domestic callers and (973) 709-2089 for international callers, both of whom will need to enter the code 309899 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia Research Corporation's website at www.acaciaresearch.com.


ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group licenses its DMT and V-Chip technologies to media and electronics companies. The DMT technology covers the transmission and receipt of digital audio and digital video content, commonly known as audio on-demand, video on-demand, and audio/video streaming, and is supported by 5 U.S. and 17 international patents.


The CombiMatrix group is developing a platform technology to rapidly produce customizable active biochips, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. CombiMatrix's technology has a wide range of applications including DNA synthesis/diagnostics, drug discovery, and immunochemical detection. CombiMatrix's Express Track(sm) drug discovery program is a systems biology approach, using its technology, to target common viral diseases with siRNA compounds.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about Acacia Research Corporation and the Acacia Technologies group is available at www.acaciaresearch.com. Information about the CombiMatrix group is available at www.combimatrix.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:


THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                           ACACIA RESEARCH CORPORATION
                          SUMMARY FINANCIAL INFORMATION
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                   (UNAUDITED)

CONSOLIDATED BALANCE SHEET INFORMATION

                                  SEPTEMBER 30,      DECEMBER 31,
                                      2003              2002
                                      ----              ----

Total Assets                      $    94,094        $    97,071
                                  ============       ============
Total Liabilities                 $    27,974        $    19,041
                                  ============       ============
Minority Interests                $     1,130        $     2,171
                                  ============       ============
Total Stockholders' Equity        $    64,990        $    75,859
                                  ============       ============

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 THREE MONTHS ENDED
                                                                           -------------------------------
                                                                           SEPTEMBER 30,     SEPTEMBER 30,
                                                                               2003              2002
                                                                           -------------     -------------
Revenues:
    License fee income ...............................................     $        186      $         43
    Product revenue ..................................................              171                23
    Grant and contract revenue .......................................               10               113
                                                                           -------------     -------------

    Total revenues ...................................................              367               179
                                                                           -------------     -------------

Operating expenses:
    Cost of sales ....................................................               17                 6
    Research and development expenses ................................            1,726             6,449
    Non-cash stock compensation expense - research and development ...              243               753
    Marketing, general and administrative expenses ...................            3,675             4,727
    Non-cash stock compensation expense - marketing,
       general and administrative ....................................              421             1,263
    Amortization of patents ..........................................              399               550
    Legal settlement charges .........................................               --            18,471
                                                                           -------------     -------------

       Total operating expenses ......................................            6,481            32,219
                                                                           -------------     -------------

       Operating loss ................................................           (6,114)          (32,040)
                                                                           -------------     -------------

Other income (expenses) ..............................................              212            (2,749)
                                                                           -------------     -------------

Loss from operations before income taxes and minority interests ......           (5,902)          (34,789)

Benefit for income taxes .............................................               70               287
                                                                           -------------     -------------

Loss from operations before minority interests .......................           (5,832)          (34,502)

Minority interests ...................................................               --            14,080
                                                                           -------------     -------------

Loss from continuing operations ......................................           (5,832)          (20,422)

Discontinued operations:
    Estimated loss on disposal of Soundbreak.com .....................               --              (200)
                                                                           -------------     -------------

Net loss .............................................................     $     (5,832)     $    (20,622)
                                                                           =============     =============

Loss per common share:
Attributable to the Acacia Technologies group:
    Net loss .........................................................     $     (1,296)     $     (5,275)
       Basic and diluted per share ...................................            (0.07)            (0.27)

Attributable to the CombiMatrix group:
    Net loss .........................................................     $     (4,536)     $    (15,347)
       Basic and diluted per share ...................................            (0.18)            (0.67)

Weighted average shares - basic and diluted:
    Acacia Research - Acacia Technologies stock ......................       19,645,949        19,640,808
                                                                           =============     =============
    Acacia Research - CombiMatrix stock ..............................       25,890,408        22,950,551
                                                                           =============     =============

{Note: 2002 share and per-share information gives effect to Acacia Research Corporation's recapitalization transaction as of January 1, 2002.}

                            ACACIA TECHNOLOGIES GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                  SEPTEMBER 30,      DECEMBER 31,
                                      2003              2002
                                      ----              ----

Total Assets                      $    41,532        $    47,212
                                  ============       ============
Total Liabilities                 $     4,694        $     5,183
                                  ============       ============
Minority Interests                $     1,130        $     1,487
                                  ============       ============
Total Stockholders' Equity        $    35,708        $    40,542
                                  ============       ============


GROUP STATEMENTS OF OPERATIONS

                                                              THREE MONTHS ENDED
                                                       -------------------------------
                                                       SEPTEMBER 30,     SEPTEMBER 30,
                                                           2003              2002
                                                       -------------     -------------
Revenues:
  License fee income ...............................   $        186      $         43
                                                       -------------     -------------

    Total revenues .................................            186                43
                                                       -------------     -------------

Operating expenses:
  Marketing, general and administrative expenses ...            955             1,423
  Legal expenses - patents .........................            598               690
  Amortization of patents ..........................            125               465
                                                       -------------     -------------

    Total operating expenses .......................          1,678             2,578
                                                       -------------     -------------

    Operating loss .................................         (1,492)           (2,535)
                                                       -------------     -------------

Other income (expenses) ............................            160            (2,816)
                                                       -------------     -------------

Loss from continuing operations before
  income taxes and minority interests ..............         (1,332)           (5,351)

Benefit for income taxes ...........................             36               253
                                                       -------------     -------------

Loss from continuing operations before
  minority interests ...............................         (1,296)           (5,098)

Minority interests .................................             --                23
                                                       -------------     -------------

Loss from continuing operations ....................         (1,296)           (5,075)
Discontinued operations
  Estimated loss on disposal of Soundbreak.com .....             --              (200)
                                                       -------------     -------------

Division net loss ..................................   $     (1,296)     $     (5,275)
                                                       =============     =============

                                COMBIMATRIX GROUP
                   (A DIVISION OF ACACIA RESEARCH CORPORATION)
                          SUMMARY FINANCIAL INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

GROUP BALANCE SHEET INFORMATION

                                         SEPTEMBER 30,     DECEMBER 31,
                                             2003             2002
                                             ----             ----

Total Assets                             $    52,721      $    49,973
                                         ============     ============
Total Liabilities                        $    23,439      $    13,972
                                         ============     ============
Minority Interests                       $        --      $       684
                                         ============     ============
Total Stockholders' Equity               $    29,282      $    35,317
                                         ============     ============


GROUP STATEMENTS OF OPERATIONS

                                                                          THREE MONTHS ENDED
                                                                    -------------------------------
                                                                    SEPTEMBER 30,     SEPTEMBER 30,
                                                                        2003              2002
                                                                    -------------     -------------
Revenues:
  Product revenue ............................................      $        171      $         23
  Grant and contract revenue .................................                10               113
                                                                    -------------     -------------

     Total revenues ..........................................               181               136
                                                                    -------------     -------------

Operating expenses:
  Cost of sales ..............................................                17                 6
  Research and development expenses ..........................             1,726             6,449
  Non-cash compensation expense - research and development ...               243               753
  Marketing, general and administrative expenses .............             2,122             2,614
  Non-cash compensation expense - marketing, general
     and administrative ......................................               421             1,263
  Amortization of patents ....................................               274                85
  Legal settlement charges ...................................                --            18,471
                                                                    -------------     -------------

     Total operating expenses ................................             4,803            29,641
                                                                    -------------     -------------

     Operating loss ..........................................            (4,622)          (29,505)
                                                                    -------------     -------------

Other income .................................................                52                67
                                                                    -------------     -------------

Loss from operations before income taxes
  and minority interests .....................................            (4,570)          (29,438)

Benefit for income taxes .....................................                34                34
                                                                    -------------     -------------

Loss from operations before minority interests ...............            (4,536)          (29,404)

Minority interests ...........................................                --            14,057
                                                                    -------------     -------------

Division net loss ............................................      $     (4,536)     $    (15,347)
                                                                    =============     =============